EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 28, 1996, except as to
Note 13 which is as of November 29, 1996, which appears on Page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Page S-2 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Los Angeles, California
June 6, 1997